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                                                                     EXHIBIT 4.2



                     FAIR, ISAAC AND COMPANY, INCORPORATED,

                               HNC SOFTWARE INC.,

                                       AND

             STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.

                                   AS TRUSTEE

                                -----------------

                          FIRST SUPPLEMENTAL INDENTURE

                           Dated as of August 5, 2002

                                -----------------

                  5.25% Convertible Subordinated Notes due 2008

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        FIRST SUPPLEMENTAL INDENTURE, dated as of August 5, 2002 (the "First
Supplemental Indenture"), between Fair, Isaac and Company, Incorporated, a Delaware corporation ("Parent"), HNC Software Inc., a Delaware corporation (the "Company"), and State Street Bank and Trust Company of California, N.A., as Trustee (the "Trustee").

                                    RECITALS

        WHEREAS, the Company and the Trustee are parties to an Indenture, dated as of August 24, 2001 (the "Indenture"), relating to the Company's 5.25% Convertible Subordinated Notes due September 1, 2008 (the "Securities");

        WHEREAS, the Company and Parent entered into an Agreement and Plan of Merger dated as of April 28, 2002 (the "Merger Agreement"), pursuant to which the Company will merge with and into a wholly-owned subsidiary of Parent with the Company continuing as the surviving entity of such merger (the "Merger");

        WHEREAS, Section 4.11 of the Indenture provides that in the case of a merger to which the Company is a party, the Company and Parent shall execute and deliver to the Trustee a supplemental indenture that provides that the Holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including cash) that are receivable upon the Merger by a holder of the number of shares of common stock of the Company that are deliverable upon conversion of such Security immediately prior to the Merger;

        WHEREAS, the Company and Parent desire to amend the Indenture to provide that the Securities are convertible into common stock of Parent in accordance with Section 4.11 of the Indenture;

        WHEREAS, Parent desires to fully and unconditionally guarantee, on a subordinated basis, the obligations of the Company under the Indenture and the Securities on the terms and conditions set forth herein;

        WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with the terms of the Indenture have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized; and

        WHEREAS, in accordance with the terms of the Indenture, the Company and Parent have requested that the Trustee execute and deliver this Supplemental Indenture;

        NOW, THEREFORE, in consideration of the above premises, the Company, Parent and the Trustee party agrees, for the benefit of each other and for the equal and ratable benefit of the Holders of the Securities, as follows:


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                                I. EFFECTIVENESS

1.1 Effectiveness of Supplemental Indenture. Assuming it has been duly executed by all parties, this Supplemental Indenture will be effective concurrently with the effectiveness of the Merger (the "Effective Time").

                              II. CONVERSION RIGHTS

2.1 Conversion Rights. The Company and Parent hereby agree in accordance with
Section 4.11 of the Indenture that the Holder of each Security outstanding at the Effective Time shall have the right to convert such Security into the number of shares of common stock of Parent that are receivable in the Merger by a holder of the number of shares of common stock of the Company that are deliverable upon conversion of such Security immediately prior to the Merger.

2.2 Adjustment of Conversion Price. At the Effective Time, the Conversion Price shall be $55.49 subject to later adjustment as provided in Article 4 of the Indenture, as amended and supplemented by this First Supplemental Indenture.

                          III. GUARANTEE OF OBLIGATIONS

3.1 Guarantee. Parent hereby fully and unconditionally guarantees to each Holder of Securities and to the Trustee and its successors and assigns (i) the punctual payment when due, whether at stated maturity, by acceleration, redemption or otherwise, of the principal of, premium, if any, and interest (including Additional Interest, if any) on the Securities according to the terms of the Securities and as more fully described in the Indenture, as amended and supplemented by this First Supplemental Indenture, and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture, as amended and supplemented by this First Supplemental Indenture, and under the Securities (the obligations of the Company described in the foregoing clauses (i) and (ii) being hereinafter referred to as the "Obligations"). All payments of cash made by Parent pursuant to this Article III shall be paid in lawful money of the United States of America. Each and every breach or default of payment or performance of any of the Obligations shall immediately give rise to a separate cause of action hereunder against the Company and Parent, and separate suits may be brought hereunder against the Company and Parent, as each cause of action arises. Notwithstanding the foregoing, the Company shall remain obligated under the Indenture and the Securities, in accordance with the terms of the Indenture, as amended and supplemented by this First Supplemental Indenture. The agreements of Parent set forth in this Section 3.1 are cumulative of and in addition to the agreements of the Company and Parent under the Indenture, as amended and supplemented by this First Supplemental Indenture.

3.2 Unconditional Nature of Obligations. The obligations of Parent under this
Article III shall be absolute and unconditional and shall remain in full force and effect until the entire principal of and interest and any redemption premium on the Securities shall have


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been paid or provided for in full in accordance with the provisions of the
Indenture, and such obligation shall not be affected, modified or impaired upon the happening from time to time of any event, including without limitation any of the following, whether or not with notice to, or with the consent of, Parent:

        (a) the waiver, surrender, compromise, settlement, release or termination of any or all of the obligations, covenants or agreements of the Company under the Indenture, as amended and supplemented by this First Supplemental Indenture, and the Securities;

        (b) the failure to give notice to Parent of the occurrence of a breach or default under the Indenture, as amended and supplemented by this First Supplemental Indenture, or the Securities;

        (c) the waiver, compromise or release of the payment, performance or observance by the Company or by Parent, respectively, of any or all of the obligations, covenants or agreements contained in the Indenture, as amended and supplemented by this First Supplemental Indenture;

        (d) the extension of the time for payment of any principal of or interest or any redemption premium on any Security or for any other payment under the Indenture or of the time for performance of any other obligations, covenants or agreements under or arising out of the Indenture, as amended and supplemented by this First Supplemental Indenture;

        (e) the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in the Indenture, as amended and supplemented by this First Supplemental Indenture, or the Securities;

        (f) any failure, omission or delay on the part of any Holder or the Trustee to enforce, assert or exercise any right, power or remedy conferred on it in or in connection with the Indenture, as amended and supplemented by this First Supplemental Indenture, or the Securities;

        (g) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting Parent or the Company or any of the respective assets of either of them, or any allegation or contest of the validity of this Article III in any such proceeding;

        (h) any defense based upon any legal disability of the Company or, to the extent permitted by law, any release, discharge, reduction or limitation of


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               or with respect of any sums owing by the Company, or any other liability of the Company, to any Holder;

        (i) to the extent permitted by law, the release or discharge of Parent by operation of law from the performance or observance of any obligation, covenant or agreement contained in this Article III;

        (j) the default or failure of Parent fully to perform any of its obligations set forth in this Article III; or

        (k) the invalidity or unenforceability of the Indenture (considered either separately or as amended and supplemented by this First Supplemental Indenture) or the Securities or any defense which the Company may have against any Holder.

        If any payment by the Company to the Trustee or to any Holder of any Securities is rescinded or must be returned by the Trustee or such Holder, then the obligations of Parent hereunder shall be reinstated with respect to such payment.

        No set-off, counterclaim, reduction, or diminution of any obligation, or any defense of any kind or nature which Parent has or may have against the Trustee or any Holder of any Securities, shall be available hereunder to Parent against the Trustee or such Holder to reduce or delay the payments of Parent under this Article III.

        Parent assumes responsibility for being and remaining informed of the financial condition of the Company and of all other circumstances bearing upon the risk of nonpayment of amounts owing under the Securities which diligent inquiry would reveal and agrees that no Holder of Securities shall have any duty to advise Parent of information known to it regarding such condition or any such circumstances.

3.3 Proceedings Against Parent. In the event of a default in the payment of principal or any redemption premium on any Security when and as the same shall become due, whether at the maturity thereof, by acceleration, call for redemption or otherwise, or in the event of a default in the payment of any interest on any Security when and as the same shall become due, the Trustee or any Holder of such Security shall have the right, at its option, to immediately proceed first and directly against Parent under this Article III without proceeding against the Company or exhausting any other remedies which it may have.

                       IV. SUBORDINATION OF THE GUARANTEE

4.1 Subordination. The obligations of Parent under Article III of this First Supplemental Indenture with respect to the payment of the principal of, premium, if any, and interest (including Additional Interest, if any) on all Securities (including, but not limited to, the Redemption Price or Provisional Redemption Price, as the case may be,


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with respect to the Securities called for redemption or the Change in Control
Purchase Price with respect to the Securities subject to purchase in accordance with the Indenture) shall, to the extent and in the manner set forth in this
Article IV, be subordinated and subject in right of payment to the prior payment in full in cash or payment satisfactory to the holders of Parent Senior Indebtedness of all Parent Senior Indebtedness and the subordination is for the benefit of Parent Senior Indebtedness.

        Notwithstanding anything herein to the contrary, no provision of this
Article IV shall (i) prevent the occurrence of any default or Event of Default under the Indenture, (ii) in any way affect, alter, qualify or modify any of the obligations of the Company under the Indenture, as amended and supplemented by this First Supplemental Indenture, or (iii) in any way affect, alter, qualify or modify the rights of a Holder of Securities to convert said Securities into Common Stock in accordance with the provisions of the Indenture, as amended and supplemented by this First Supplemental Indenture.

        4.2 Payments to Holders. Parent shall not make any payment pursuant to its obligations under Article III of this First Supplemental Indenture with respect to any of the Obligations if:

        (a) a default in the payment of principal, premium, interest, rent or other obligations due on any Designated Parent Senior Indebtedness occurs and is continuing (or, in the case of Designated Parent Senior Indebtedness for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Designated Parent Senior Indebtedness), unless and until such default shall have been cured or waived or shall have ceased to exist; or

        (b) a default, other than a payment default, on any Designated Parent Senior Indebtedness occurs and is continuing that then permits holders of such Designated Parent Senior Indebtedness to accelerate its maturity and the Trustee receives a notice of the default (a "Parent Payment Blockage Notice") from a Representative or holder of Designated Parent Senior Indebtedness or Parent.

        Subject to the provisions of Section 4.5 of this First Supplemental Indenture, if the Trustee receives any Parent Payment Blockage Notice pursuant to clause (b) above, no subsequent Parent Payment Blockage Notice shall be effective for purposes of this Section 4.2 unless and until at least 365 days shall have elapsed since the initial effectiveness of the immediately prior Parent Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Parent Payment Blockage Notice to the Trustee (unless such default was waived, cured or otherwise ceased to exist and thereafter subsequently reoccurred) shall be, or be made, the basis for a subsequent Parent Payment Blockage Notice.


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        Parent may and shall resume payments on and distributions in respect of the Securities pursuant to its obligations under Article III of this First Supplemental Indenture upon the earlier of:

        (1) in the case of a default referred to in clause (a) above, the date upon which the default is cured or waived or ceases to exist, or

        (2) in the case of a default referred to in clause (b) above, the earlier of the date on which such default is cured or waived or ceases to exist or 179 days pass after the date on which the applicable Parent Payment Blockage Notice is received, if the maturity of such Designated Parent Senior Indebtedness has not been accelerated, unless this Article IV otherwise prohibits the payment or distribution at the time of such payment or distribution.

        Upon any payment by Parent, or distribution of assets of Parent of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of Parent (whether voluntary or involuntary) or in bankruptcy, insolvency, receivership or similar proceedings, all amounts due or to become due upon all Parent Senior Indebtedness shall first be paid in full in cash, or other payments satisfactory to the holders of Parent Senior Indebtedness before any payment is made on account of the principal of, premium, if any, or interest (including Additional Interest, if any) on the Securities pursuant to Article III of this First Supplemental Indenture (except payments made pursuant to Article 10 of the Indenture from monies deposited with the Trustee pursuant thereto prior to commencement of proceedings for such dissolution, winding-up, liquidation or reorganization); and upon any such dissolution or winding-up or liquidation or reorganization of Parent or bankruptcy, insolvency, receivership or other proceeding, any payment by Parent, or distribution of assets of Parent of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee would be entitled, except for the provision of this Article IV, shall (except as aforesaid) be paid by Parent or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Securities or by the Trustee under the Indenture, as amended and supplemented by this First Supplemental Indenture, if received by them or it, directly to the holders of Parent Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Parent Senior Indebtedness held by such holders, or as otherwise required by law or a court order) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Parent Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Parent Senior Indebtedness in full in cash, or other payment satisfactory to the holders of Parent Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Parent Senior Indebtedness, before any payment or distribution is made by Parent to the Holders of the Securities or to the Trustee in respect of the Securities.


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        For purposes of this Article IV, the words, "cash, property or securities" shall not be deemed to include shares of stock of Parent as reorganized or readjusted, or securities of Parent or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article IV with respect to the Securities to the payment of all Parent Senior Indebtedness which may at the time be outstanding; provided that (i) the Parent Senior Indebtedness is assumed by the new corporation, if any, resulting from any reorganization or readjustment, and (ii) the rights of the holders of Parent Senior Indebtedness (other than leases which are not assumed by Parent or the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment.

        In the event of the acceleration of the Securities because of an Event of Default and a demand for payment is made on Parent pursuant to Article III of this First Supplemental Indenture, no payment or distribution by Parent pursuant to any of its obligations under Article III of this First Supplemental Indenture shall be made to the Trustee or any Holder of Securities in respect of the principal of, premium, if any, or interest (including Additional Interest, if any) on the Securities, except payments and distributions made by the Trustee as permitted by Section 4.5 of this First Supplemental Indenture, until all Parent Senior Indebtedness has been paid in full in cash or other payment satisfactory to the holders of Parent Senior Indebtedness or such acceleration is rescinded in accordance with the terms of the Indenture. If payment of the Securities is accelerated because of an Event of Default and a demand for payment is made on Parent pursuant to Article III of this First Supplemental Indenture, Parent shall promptly notify holders of Parent Senior Indebtedness of such acceleration.

        In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of Parent of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing provisions in this Section 4.2, shall be received by the Trustee or the Holders of the Securities before all Parent Senior Indebtedness is paid in full, in cash or other payment satisfactory to the holders of Parent Senior Indebtedness, or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to the holders of Parent Senior Indebtedness, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Parent Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Parent Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by Parent, for application to the payment of all Parent Senior Indebtedness remaining unpaid to the extent necessary to pay all Parent Senior Indebtedness in full, in cash or other payment satisfactory to the holders of Parent Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Parent Senior Indebtedness.

        Nothing in this Section 4.2 shall apply to claims of the Trustee under or pursuant to Section 9.7 of the Indenture or to payments to the Trustee made by Parent pursuant to


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its obligations under Article III of this First Supplemental Indenture with respect to Section 9.7 of the Indenture. This Section 4.2 shall be subject to the further provisions of Section 4.5 of this First Supplemental Indenture.

4.3 Subrogation of Securities. Subject to the payment in full, in cash or other payment satisfactory to the holders of Parent Senior Indebtedness, of all Parent Senior Indebtedness, the rights of the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Parent Senior Indebtedness pursuant to the provisions of this Article IV (equally and ratably with the holders of all indebtedness of Parent which by its express terms is subordinated to other indebtedness of Parent to substantially the same extent as the Securities are subordinated and is entitled to like rights of subrogation) to the rights of the holders of Parent Senior Indebtedness to receive payments or distributions of cash, property or securities of Parent applicable to the Parent Senior Indebtedness until the principal, premium, if any, and interest (including Additional Interest, if any) on the Securities shall be paid in full in cash or other payment satisfactory to the holders of the Securities; and, for the purposes of such subrogation, no payments or distributions to the holders of the Parent Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article IV, and no payment over pursuant to the provisions of this Article IV, to or for the benefit of the holders of Parent Senior Indebtedness by Holders of the Securities or the Trustee, shall, as between Parent, its creditors other than holders of Parent Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment by Parent to or on account of the Parent Senior Indebtedness; and no payments or distributions of cash, property or securities to or for the benefit of the Holders of the Securities pursuant to the subrogation provisions of this Article IV, which would otherwise have been paid to the holders of Parent Senior Indebtedness shall be deemed to be a payment by Parent to or for the account of the Securities. It is understood that the provisions of this Article IV are and are intended solely for the purposes of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Parent Senior Indebtedness, on the other hand.

        Nothing contained in this Article IV or elsewhere in this First Supplemental Indenture is intended to or shall impair, as among Parent, its creditors other than the holders of Parent Senior Indebtedness, and the Holders of the Securities, the obligation of Parent, which is absolute and unconditional, to make payments pursuant to its obligations under Article III of this First Supplemental Indenture with respect to the payment of the principal of (and premium, if any) and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of Parent other than the holders of the Parent Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default by Parent of its obligations under Article III of this First Supplemental Indenture, subject to the rights, if any, under this Article IV of the holders of Parent Senior Indebtedness in respect of cash, property or securities of Parent received upon the exercise of any such remedy.


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        Upon any payment or distribution of assets of Parent referred to in this
Article IV, the Trustee, subject to the provisions of Section 9.1 of the Indenture, and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Parent Senior Indebtedness and other indebtedness of Parent, the amount thereof or payable thereon and all other facts pertinent thereto or to this Article IV.

4.4 Authorization to Effect Subordination. Each Holder of a Security by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article IV and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 4.3 hereof at least 30 days before the expiration of the time to file such claim, the holders of any Parent Senior Indebtedness or their representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Securities.

4.5 Notice to Trustee. During any period for which a demand for payment by Parent pursuant to Article III of this First Supplemental Indenture remains outstanding, Parent shall give prompt written notice in the form of an Officers' Certificate to a Trust Officer of the Trustee and to any Paying Agent of any fact known to Parent which would prohibit the making of any payment of monies to or by the Trustee or any Paying Agent in respect of the Securities pursuant to the provisions of this Article IV. Notwithstanding the provisions of this
Article IV or any other provision of the Indenture, as amended and supplemented by this First Supplemental Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article IV, unless and until a Trust Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office from Parent (in the form of an Officers' Certificate) or a Representative or a Holder or Holders of Parent Senior Indebtedness or from any trustee thereof; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 9.1 of the Indenture, shall be entitled in all respects to assume that no such facts exist; provided that if on a date not fewer than one Business Day prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of, or premium, if any, or interest on any Security) the Trustee shall not have received, with respect to such monies, the notice provided for in this Section 4.5, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were


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received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.

        The Trustee, subject to the provisions of Section 9.1 of the Indenture, shall be entitled to rely on the delivery to it of a written notice by a Representative or a person representing himself to be a holder of Parent Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a Representative or a holder of Parent Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Parent Senior Indebtedness to participate in any payment or distribution pursuant to this Article IV, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Parent Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article IV, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

4.6 Trustee's Relationship to Parent Senior Indebtedness. The Trustee in its individual capacity shall be entitled to all the rights set forth in this
Article IV in respect of any Parent Senior Indebtedness at any time held by it, to the same extent as any other holder of Parent Senior Indebtedness, and nothing in Section 9.11 of the Indenture or elsewhere in the Indenture, as amended and supplemented by this First Supplemental Indenture, shall deprive the Trustee of any of its rights as such holder.

        With respect to the holders of Parent Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article IV, and no implied covenants or obligations with respect to the holders of Parent Senior Indebtedness shall be read into the Indenture, as amended and supplemented by this First Supplemental Indenture, against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Parent Senior Indebtedness and, subject to the provisions of Section 9.1 of the Indenture, the Trustee shall not be liable to any holder of Parent Senior Indebtedness if it shall pay over or deliver to Holders of Securities, Parent, the Company or any other person money or assets to which any holder of Parent Senior Indebtedness shall be entitled by virtue of this Article IV or otherwise.

4.7 No Impairment of Subordination. No right of any present or future holder of any Parent Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Parent or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by Parent with the terms, provisions and covenants of the Indenture, as amended and supplemented by this First Supplemental Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.


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4.8 Certain Conversions Deemed Payment. For the purposes of this Article IV only, (1) the issuance and delivery of junior securities upon conversion of Securities in accordance with Article 4 of the Indenture, as amended and supplemented by this First Supplemental Indenture, shall not be deemed to constitute a payment or distribution on account of the principal of (or premium, if any) or interest on Securities or on account of the purchase or other acquisition of Securities, and (2) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 4.3 of the Indenture, as amended and supplemented by this First Supplemental Indenture), property or securities (other than junior securities) upon conversion of a Security shall be deemed to constitute payment on account of the principal of such Security. For the purposes of this Section 4.8, the term "junior securities" means (a) shares of any stock of any class of Parent, or (b) securities of Parent which are subordinated in right of payment to all Parent Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article IV. Nothing contained in this Article IV or elsewhere in this First Supplemental Indenture, the Indenture or in the Securities is intended to or shall impair, as among Parent, its creditors other than holders of Parent Senior Indebtedness and the Holders, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article 4 of the Indenture, as amended and supplemented by this First Supplemental Indenture.

4.9 Article Applicable to Paying Agents. If at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting under the Indenture, the term "Trustee" as used in this Article IV shall (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article IV in addition to or in place of the Trustee; provided, however, that the first paragraph of Section 4.5 of this First Supplemental Indenture shall not apply to Parent or any Affiliate of Parent if it or such Affiliate acts as Paying Agent.

4.10 Parent Senior Indebtedness Entitled to Rely. The holders of Parent Senior Indebtedness (including, without limitation, Designated Parent Senior Indebtedness) shall have the right to rely upon this Article IV, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.

                                  V. AMENDMENTS

The Indenture is hereby amended as follows:

5.1 Title Paragraph. In the first paragraph of the Indenture on page 1 thereof the following amendments are hereby made:

        (a) after the phrase "dated as of August 24, 2001" therein the phrase ", as subsequently amended and supplemented," is hereby added thereto.

        (b) after the phrase "(the "Company")," therein the phrase "Fair, Isaac and Company, Incorporated, a corporation duly organized under the laws of the State of Delaware ("Parent")" is hereby added thereto.

5.2 Consideration Paragraph. In the second paragraph of the Indenture on page 1 thereof, the word "premises" is hereby deleted and replaced with the words "promises set forth herein", and the phrase "both parties agree" is hereby deleted and replaced with the words "the parties agree".

5.3 Definitions. The following amendments are hereby made to Section 1.1 of the
Indenture:

        (a) the definition of "Board of Directors" is hereby amended by deleting the words "the Company" and replacing them with the word "Parent".

        (b) the definition of "Common Stock" is hereby replaced in its entirety by the following:

               "Common Stock" means the common stock of Parent, $0.01 par value, as it exists on the effective date of the First Supplemental Indenture and any shares of any class or classes of capital stock of Parent resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of Parent and which are not subject to redemption by Parent; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

        (c) the definition of "Designated Parent Senior Indebtedness" is hereby added to Section 1.1 in its alphabetical location:

        "Designated Parent Senior Indebtedness" means any particular Parent Senior Indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which Parent is a party) expressly provides that such Parent Senior Indebtedness shall be "Designated Parent Senior Indebtedness" for purposes of this Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Parent Senior Indebtedness to exercise the rights of Designated Parent Senior Indebtedness). If any payment made to any holder of any Designated Parent Senior Indebtedness or its Representative with respect to such Designated Parent Senior Indebtedness is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of the Parent or otherwise, the reinstated Indebtedness of the Parent arising as a result of such rescission or return shall constitute Designated Parent Senior Indebtedness effective as of the date of such rescission or return.

        (d) the following definition is hereby added to Section 1.1 in its alphabetical location:

               "First Supplemental Indenture" means the First Supplemental Indenture, dated as of August 5, 2002 between Parent, the Company and Trustee.

        (e) the definitions of "Officer" and "Officers' Certificate" are hereby amended by inserting the words "or Parent, as applicable," immediately after each instance of the words "the Company".

        (f) the following definition is hereby added to Section 1.1 in its alphabetical location:

               "Parent" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture, and thereafter means the successor.

        (g) the definition of "Parent Senior Indebtedness" is hereby added to
Section 1.1 in its alphabetical location:

               "Parent Senior Indebtedness" means the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness of Parent, whether outstanding on the date of the First Supplemental Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by Parent (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing), unless in the case of any particular Indebtedness the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the Securities or expressly provides that such Indebtedness is "pari passu" or "junior" to the Securities. Notwithstanding the foregoing, the term Parent Senior Indebtedness shall not include (i) any Indebtedness of Parent to any Subsidiary of Parent, (ii) the obligations of Parent under Article III of this First Supplemental Indenture, and (iii) the Securities. If any payment made to any holder of any Parent Senior Indebtedness or its Representative with respect to such Parent Senior Indebtedness is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of Parent or otherwise, the reinstated Indebtedness of Parent arising as a result of such rescission or return shall constitute Parent Senior Indebtedness effective as of the date of such rescission or return.

        (h) the definition of "Senior Indebtedness" is hereby amended by deleting the second sentence thereof and replacing it with "Notwithstanding the foregoing, the term Senior Indebtedness shall not include (i) any Indebtedness of the Company to Parent, to any Subsidiary of the Company or to any Subsidiary of Parent, or (ii) the Securities".

        (i) the definition of "Vice President" is hereby amended by inserting the word "or Parent" immediately after the words "the Company".

5.4 Change in Control. The definition of a "Change in Control" set forth in
Section 3.8(a) is hereby replaced in its entirety by the following:


        "A "Change in Control" shall be deemed to have occurred if any of the following occurs after the date hereof:

               (1) any "person" or "group" (as such terms are defined below) other than Parent is or becomes the "beneficial owner" (as defined below), directly or indirectly, of shares of Voting Stock of Parent or the Company representing 50% or more of the total voting power of all outstanding classes of Voting Stock of Parent or the Company, as applicable, or has the power, directly or indirectly, to elect a majority of the members of the Board of Directors or the board of directors of the Company, as applicable; or

               (2) the Company or Parent consolidates with, or merges with or into, another Person (other than a merger of the Company with and into Parent) or the Company or Parent, sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company or Parent, respectively, or any Person consolidates with, or merges with or into, the Company or Parent (other than a merger of the Company with and into Parent), in any such event other than pursuant to a transaction in which the Persons that "beneficially owned" (as defined below), directly or indirectly, shares of Voting Stock of the Company or Parent, as the case may be, immediately prior to such transaction "beneficially own" (as defined below), directly or indirectly, shares of Voting Stock of the Company or Parent, as the case may be, representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving or transferee Person; or

               (3) the holders of capital stock of the Company or Parent approve any plan or proposal for the liquidation or dissolution of the Company or Parent, respectively, (whether or not otherwise in compliance with the terms hereof).

For the purpose of the definition of "Change in Control", (i) "person" and "group" have the meanings given such terms under Section 13(d) and 14(d) of the Exchange Act or any successor provision to either of the foregoing, and the term "group" includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor provision thereto), (ii) a "beneficial owner" shall be determined in accordance with Rule 13d-3 under the

Exchange Act, as in effect on the date of this Indenture, except that the number of shares of Voting Stock of the Company or Parent shall be deemed to include, in addition to all outstanding shares of Voting Stock of the Company or Parent, respectively, and Unissued Shares deemed to be held by the "person" or "group" (as such terms are defined above) or other Person with respect to which the Change in Control determination is being made, all Unissued Shares deemed to be held by all other Persons, and (iii) the terms "beneficially owned" and "beneficially own" shall have meanings correlative to that of "beneficial owner". The term "Unissued Shares" means shares of Voting Stock not outstanding that are subject to options, warrants, rights to purchase or conversion privileges exercisable within 60 days of the date of determination of a Change in Control.

        Notwithstanding anything to the contrary set forth in this Section 3.8, a Change in Control will not be deemed to have occurred if either:

        (1) the Closing Price (determined in accordance with Section 4.6(d) of this Indenture) of the Common Stock for any five Trading Days during the ten Trading Days immediately preceding the Change in Control is at least equal to 105% of the Conversion Price in effect on such Trading Day; or

        (2) in the case of a merger or consolidation, at least 90% of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters' appraisal rights) in the merger or consolidation constituting the Change in Control consists of common stock traded on a United States national securities exchange or quoted on the Nasdaq National Market (or which will be so traded or quoted when issued or exchanged in connection with such Change in Control) and as a result of such transaction or transactions the securities become convertible solely into such common stock."

5.5 Conversion.

        (a) In the second paragraph of Section 4.2, Section 4.3, Section 4.5, subsections (a) through (e) of Section 4.6, and Sections 4.7 through 4.9 of the Indenture, the each instance of word(s) "Company" or, if applicable "the Company" is or are hereby deleted in their entirety and replaced with the word "Parent".

        (b) In the introductory paragraph of Section 4.6 of the Indenture, the words "and Parent" are hereby inserted after the word "Company".

        (c) Clauses (1) through (3) of Section 4.10 of the Indenture are hereby amended by inserting the words "or Parent" immediately after each instance of the words "the Company".

        (d) In the first paragraph of Section 4.11 of the Indenture, each instance of words "the Company" is hereby deleted and replaced with the word "Parent". The second paragraph of Section 4.11 of the Indenture is hereby amended by inserting the words "and Parent" immediately after each instance of the words "the Company".

        (e) Section 4.12 of the Indenture is hereby amended by deleting in their entirety each instance of the words "which the Company is obligated to file" and replacing them with the words "which is filed".

        (f) Section 4.13 of the Indenture is hereby amended by deleting each instance of the word "our" in such section and replacing it with the word "the" and by deleting each instance of the words "the Company" in such section and replacing them with the word "Parent".

                        VI. REGISTRATION RIGHTS AGREEMENT

6.1 Parent Covenant. Parent hereby represents and covenants to each Holder of the Securities and the Trustee that it will either assume or cause the Company to comply with all of the Company's obligations under the Registration Rights Agreement from and after the Effective Time, except that all obligations under the Registration Rights Agreement to register Company common stock shall be obligations of Parent to register Common Stock.

                          VII. NOTIFICATION TO HOLDERS

7.1 Notice to Holders of Securities. The Company shall notify the Holders in accordance with Section 4.11 of the Indenture of the execution of this First Supplemental Indenture. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of this First Supplemental Indenture.

                         VIII. MISCELLANEOUS PROVISIONS

8.1 Incorporation of Indenture. All the provisions of this First Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented and amended by this First Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

8.2 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this First Supplemental Indenture by any of the provisions of the Trust Indenture Act, the required provision shall control.

8.3 Terms Defined. For all purposes of this First Supplemental Indenture, except as otherwise defined herein, capitalized terms used in this First Supplemental Indenture shall have the meanings ascribed to such terms in the Indenture.

8.4 Indenture. Except as amended hereby, the Indenture and the Securities are in all respects ratified and confirmed and all their terms shall remain in full force and effect.

From and after the effectiveness of this First Supplemental Indenture, any reference to the Indenture or the Securities shall mean the Indenture or the Securities, as the case may be, as so supplemented and/or amended by this First Supplemental Indenture.

8.5 Governing Law. The internal laws of the State of New York shall govern this First Supplemental Indenture, without regard to the principles of the conflicts of law thereof.

8.6 Successors. All agreements of the Company and Parent in this First Supplemental Indenture and the Securities shall bind their respective successors and assigns. This First Supplemental Indenture shall be binding upon each Holder of Securities and their respective successors and assigns.

8.7 Multiple Counterparts. The parties may sign multiple counterparts of this First Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

8.8 Effectiveness. In accordance with Section 4.11 of the Indenture, the Company and Parent shall have filed with the Trustee (i) an Officers' Certificate regarding the reasons for this First Supplemental Indenture, the consideration receivable by Holders of the Securities and stating that all conditions precedent have been complied with and (ii) an Opinion of Counsel that all of the conditions precedent to the effectiveness of this First Supplemental Indenture have been complied with.

8.9 Trustee Disclaimer. The Trustee accepts the amendment of the Indenture and the Securities effected by this First Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company and Parent, or for or with respect to (i) the validity, efficacy or sufficiency of this First Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company and Parent by corporate action or otherwise,
(iii) the due execution hereof by the Company and Parent or (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

8.10 Separability Clause. In case any clause of this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first written above.

FAIR, ISAAC AND COMPANY, INCORPORATED

By:     /s/ Thomas Grudowski
        --------------------------------
Name:   Thomas Grudowski
Title:  Chief Financial Officer


HNC SOFTWARE INC.

By:     /s/ Kenneth J. Saunders
        --------------------------------
Name:   Kenneth J. Saunders
Title:  CFO


STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.,
AS TRUSTEE

By:     /s/ Paula Oswald
        --------------------------------
Name:   Paula Oswald
Title:  Vice President




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